Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

SECOND QUARTER AND FIRST HALF EARNINGS

BLACKSBURG, VA, July 24, 2014:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of over $8.51 million for the six months ended June 30, 2014 compared to $8.65 million for the same period in 2013. Basic earnings per share were $1.23 at June 30, 2014 compared to $1.25 at June 30, 2013. The return on average assets for the six months ending June 30, 2014 was 1.54% compared to 1.59% in 2013. The return on average equity was 11.22% and 11.42% for the same two periods.

For the three month ending June 30, 2014, net income was $4.11 million. The Company had total assets of almost $1.13 billion at June 30, 2014.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “While the interest rate environment and competitive pressures remain very challenging, we are positioning the Bank to take advantage of opportunities on the horizon as economic conditions in our market area improve. We pride ourselves in our community banking philosophy which leads to exceptional service and strong customer relationships. These principles provide a competitive advantage when meeting the needs of our customers.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary operating in the same trade area. The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology. The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2014	June 30, 2013	December 31, 2013
Assets
Cash and due from banks	$15,917	$13,474	$13,283
Interest-bearing deposits	106,112	64,278	98,066
Federal funds sold	---	---	---
Securities available for sale, at fair value	195,407	204,096	181,712
Securities held to maturity	162,956	166,915	163,983
Restricted stock	1,089	1,414	1,414
Total securities	359,452	372,425	347,109
Mortgage loans held for sale	383	1,950	1,276
Loans:
Loans, net of unearned income and deferred fees	593,400	588,061	595,690
Less allowance for loan losses	(7,971)	(7,952)	(8,227)
Loans, net	585,429	580,109	587,463
Premises and equipment, net	9,482	10,222	9,951
Accrued interest receivable	5,798	6,291	5,949
Other real estate owned	5,293	969	4,712
Intangible assets and goodwill	7,761	8,837	8,299
Bank-owned life insurance	21,491	20,858	21,181
Other assets	11,361	11,673	13,341
Total assets	$1,128,479	$1,091,086	$1,110,630

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$146,727	$144,164	$142,645
Interest-bearing demand deposits	510,304	461,662	501,541
Savings deposits	79,255	73,095	74,141
Time deposits	231,177	259,600	241,709
Total deposits	967,463	938,521	960,036
Other borrowed funds	---	---	---
Accrued interest payable	71	126	92
Other liabilities	4,149	6,901	4,610
Total liabilities	971,683	945,548	964,738

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,947,974 shares in 2014 and 2013	8,685	8,685	8,685
Retained earnings	158,863	149,061	154,171
Accumulated other comprehensive loss, net	(10,752)	(12,208)	(16,964)
Total stockholders' equity	156,796	145,538	145,892
Total liabilities and stockholders' equity	$1,128,479	$1,091,086	$1,110,630

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Interest Income
Interest and fees on loans	$7,819	$8,192	$15,754	$16,511
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	64	58	129	116
Interest on securities - taxable	1,697	1,694	3,350	3,206
Interest on securities - nontaxable	1,474	1,618	2,974	3,266
Total interest income	11,054	11,562	22,207	23,099
Interest Expense
Interest on time deposits of $100 or more	145	230	298	498
Interest on other deposits	1,150	1,318	2,312	2,729
Interest on borrowed funds	---	---	---	---
Total interest expense	1,295	1,548	2,610	3,227
Net interest income	9,759	10,014	19,597	19,872
Provision for loan losses	701	355	804	1,026
Net income after provision for loan losses	9,058	9,659	18,793	18,846
Noninterest Income
Service charges on deposit accounts	607	625	1,199	1,213
Other service charges and fees	38	42	103	102
Credit card fees	961	853	1,758	1,593
Trust Income	332	311	625	600
Bank-owned life insurance	177	176	352	364
Other income	229	223	506	504
Realized securities gains, net	---	9	1	18
Total noninterest income	2,344	2,239	4,544	4,394
Noninterest Expense
Salaries and employee benefits	3,007	2,992	6,006	5,932
Occupancy and furniture and fixtures	417	404	857	836
Data processing and ATM	394	418	757	811
FDIC assessment	117	136	264	272
Credit card processing	665	646	1,214	1,198
Intangibles and goodwill amortization	269	269	538	540
Net cost of other real estate owned	84	65	161	140
Franchise taxes	287	265	566	523
Other operating expenses	820	942	1,879	1,849
Total noninterest expense	6,060	6,137	12,242	12,101
Income before income tax expense	5,342	5,761	11,095	11,139
Income tax expense	1,233	1,326	2,582	2,488
Net income	$4,109	$4,435	$8,513	$8,651
Basic net income per share	$0.59	$0.64	$1.23	$1.25
Fully diluted net income per share	$0.59	$0.64	$1.22	$1.24
Weighted average number of common shares outstanding
Basic	6,947,974	6,947,974	6,947,974	6,947,974
Diluted	6,960,683	6,968,348	6,962,274	6,968,711
Dividends declared per share	$0.55	$0.54	$0.55	$0.54
Dividends payout ratio	---	---	44.89%	43.37%
Book value per share	22.57	$20.95	22.57	$20.95

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2014	June 30, 2013
Net income	$4,109	$4,435
Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $1,664 in 2014 and ($4,577) in 2013	3,091	(8,500)
Reclassification adjustment, net of income tax (benefit) of $0 in 2014 and $(3) in 2013	---	(6)
Other comprehensive income (loss), net of tax of $1,664 in 2014 and ($4,580) in 2013	$3,091	$(8,506)
Total Comprehensive Income (Loss)	$7,200	$(4,071)

	Six Months Ended
($ in thousands)	June 30, 2014	June 30, 2013
Net income	$8,513	$8,651
Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of $3,345 in 2014 and ($5,094) in 2013	6,212	(9,458)
Reclassification adjustment, net of income tax (benefit)of $0 in 2014 and ($6) in 2013	---	(12)
Other comprehensive income (loss), net of tax of 3,345 in 2013 and ($5,100) in 2013	$6,212	$(9,470)
Total Comprehensive Income (Loss)	$14,725	$(819)

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Months Ended		Six Months Ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Average Balances
Cash and due from banks	$11,636	$12,126	$11,786	$12,076
Interest-bearing deposits	102,409	80,447	102,698	90,099
Securities available for sale	193,854	209,367	189,196	198,436
Securities held to maturity	164,476	166,859	163,643	164,574
Restricted stock	1,089	1,414	1,237	1,541
Mortgage loans held for sale	256	1,405	319	1,456
Gross Loans	592,073	582,988	592,205	583,161
Loans, net	583,054	573,727	583,121	573,877
Intangible assets	7,915	8,991	8,050	9,125
Total assets	1,116,461	1,100,325	1,112,664	1,096,620
Total deposits	954,592	939,379	954,163	936,297
Other borrowings	1	---	---	---
Stockholders' equity	156,045	153,684	152,975	152,775
Interest-earning assets	1,067,136	1,040,900	1,064,732	1,036,833
Interest-bearing liabilities	811,711	796,195	812,197	795,760

Financial ratios
Return on average assets	1.48%	1.62%	1.54%	1.59%
Return on average equity	10.56%	11.58%	11.22%	11.42%
Net interest margin	4.02%	4.25%	4.07%	4.26%
Net interest income-fully taxable equivalent	$10,699	$11,022	$21,498	$21,901
Efficiency ratio	46.46%	46.28%	47.01%	46.02%
Average equity to average assets	13.98%	13.97%	13.75%	13.93%

Allowance for loan losses
Beginning balance	$8,297	$8,291	$8,227	$8,349
Provision for losses	701	355	804	1,026
Charge-offs	(1,053)	(730)	(1,244)	(1,484)
Recoveries	26	36	184	61
Ending balance	$7,971	$7,952	$7,971	$7,952

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2014	June 30, 2013
Nonperforming assets
Nonaccrual loans	$2,335	$10,428
Nonaccrual restructured loans	2,674	1,522
Total nonperforming loans	5,009	11,950
Other real estate owned	5,293	969
Total nonperforming assets	$10,302	$12,919
Accruing restructured loans	6,240	6,234
Loans 90 days or more past due	$266	$125

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.72%	2.19%
Allowance for loans losses to total loans	1.34%	1.35%
Allowance for loan losses to nonperforming loans	159.13%	66.54%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.04%	0.02%